SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2008

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-362 (Commission File Number)	35-0827455 (I.R.S. Employer Identification No.)

400 E. Spring Street Bluffton, IN (Address of principal executive offices))		46714 (Zip Code)

Registrant’s telephone number, including area code: (260) 824-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

        (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2008, Franklin Electric Co., Inc. (the “Company”) announced that Thomas J. Strupp had resigned from his positions as Chief Financial Officer and Secretary of the Company, in which capacity he also served as the Company’s principal accounting officer, effective April 14, 2008.  Mr. Strupp will continue to serve as a Vice President and as President of Water Transfer Systems.

On April 7, 2008, the Company announced that the Board of Directors of the Company had appointed John J. Haines, 44, to serve as Vice President, Chief Financial Officer and Secretary, in which capacity he will also serve as principal accounting officer, effective April 14, 2008.  As with other corporate officers, Mr. Haines will serve until his successor has been duly elected or until his death, resignation or removal by the Board.  Officers are elected annually by the Board at the Board meeting held in conjunction with the annual meeting of shareholders.

A copy of the press release announcing Mr. Haines’ appointment and Mr. Strupp’s resignation is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Mr. Haines was most recently the Managing Director and Chief Executive Officer of HSBC Auto Finance, a national automobile lender.  Prior to this, Mr. Haines was employed by General Electric in a variety of capacities from 1989-2004, including as its Senior Vice President of Products and Services from 2003-2004, Senior Vice President of North American Operations from 2002-2003 and Vice President of Asset Remarketing from 1999-2002.  Neither HSBC Auto Finance nor General Electric is a parent, subsidiary or other affiliate of the Company.

Mr. Haines was not selected pursuant to any arrangement or understanding between him and any other person.  There has been no transaction or proposed transaction since January 1, 2007, to which the Company was or is to be a party, and in which Mr. Haines or any member of his immediate family had or is to have a direct or indirect material interest.  There are no family relationships between Mr. Haines and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

In connection with his appointment as Vice President, Chief Financial Officer and Secretary, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Haines, effective April 14, 2008.  A complete copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

The Employment Agreement provides for, among other things, the following:

1. An initial annual salary of $250,000, which amount may be increased annually (but not decreased except with Mr. Haines’ consent).

2. Participation in the Company’s Executive Officer Annual Incentive Cash Bonus Program, with an annual bonus for the fiscal year ending 2008 that will not be less than $160,000.

3. Participation in the Company’s Stock Plan, with an initial grant of an option to purchase 10,000 shares of the Company’s common stock to vest in four equal annual installments and a grant of 8,000 shares of the Company’s common stock to vest after four years.

4. Participation in the Company’s employee benefit plans for senior executives.

The Agreement has an initial term of three years, which will automatically extend for additional one-year periods unless either party provides 90 days prior notice of its election not to extend the term. Mr. Haines’ employment may be terminated at any time by the Company or Mr. Haines by giving 90 days prior written notice (earlier in certain circumstances).  If Mr. Haines terminates his employment without Good Reason (as defined in the Employment Agreement) or the Company terminates his employment with Good Cause (as defined in the Employment Agreement), Mr. Haines will receive a pro-rata portion of his salary for the year of termination and the benefits pursuant to the Company’s employee benefit plans until termination, but he will not receive a bonus.  If the Company elects not to extend the term of the Employment Agreement, the Company terminates Mr. Haines’ employment without Good Cause or Mr. Haines terminates employment for Good Reason, Mr. Haines will receive a pro-rata portion of his salary for the year of termination, a bonus at least equal to his pro-rata bonus for the year prior to termination, a lump sum payment equal to 12 months of salary and the bonus paid for the prior year, immediate vesting of all stock option and continued benefits pursuant to the Company’s employee benefits plans for the 12-month severance period.

If within two years following a Change in Control (as defined in the Employment Agreement), Mr. Haines terminates his employment for Good Reason or the Company terminates his employment without Good Cause, he will receive a pro-rata portion of his salary for the year of termination, a bonus at least equal to his pro-rated bonus for the year prior to termination, a lump sum payment equal to 24 months of salary and two times the bonus paid for the prior year, immediate vesting in, and cash payment for, all stock options, and continued benefits pursuant to the Company’s employee benefit plans for the 24-month severance period.  In addition, Mr. Haines will receive a payment to cover any liability arising under Section 280G of the Internal Revenue Code as a result of the severance benefits.

For the term of Mr. Haines’ employment and 24 months after termination of employment, Mr. Haines is subject to a non-solicitation provision with respect to the Company’s customers and employees.

The Company has separately agreed to pay Mr. Haines’ reasonable moving expenses and the customary costs associated with the sale and purchase of his principal residence, as well as an employment acceptance allowance of $15,000.

Mr. Haines has also entered into a Confidentiality and Non-Compete Agreement dated March 12, 2008.  A copy of the form of Confidentiality and Non-Compete Agreement is filed as Exhibit 10.2 to this Report and incorporated herein by this reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number                                           Description

10.1	Employment Agreement, dated April 1, 2008, between the Company and John J. Haines

10.2	Form of Confidentiality and Non-Compete Agreement (incorporated by reference to Exhibit 10.15 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005)

99.1	Press release, dated April 7, 2008, announcing Thomas J. Strupp’s resignation and John J. Haines’ appointment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC. (Registrant)
Date: April 7, 2008	By: ______________________ Name Vice President, CFO and Secretary

Exhibit Index

Exhibit Number                                           Description

10.1	Employment Agreement, dated April 1, 2008, between the Company and John J. Haines

10.2	Form of Confidentiality and Non-Compete Agreement (incorporated by reference to Exhibit 10.15 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005)

99.1	Press release, dated April 7, 2008, announcing Thomas J. Strupp’s resignation and John J. Haines’ appointment